RUDDICK CORPORATION
          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                           SIX MONTHS ENDED
                                     ----------------------------
                                       APRIL 2,        APRIL 3,
                                        1995            1994
                                     -----------     -----------
NET INCOME PER SHARE COMPUTED
AS FOLLOWS:

PRIMARY:
  1.  Net Income                     $18,568,000     $13,709,000
                                     ===========     ===========
  2.  Weighted Average Common
       Shares Outstanding             23,134,357      23,072,742
  3.  Incremental Shares Relating
       to $.56 Convertible
       Preference Shares                       -         366,725
  4.  Incremental Shares Under
       Stock Options Computed
       Under the Treasury Stock
       Method Using the Average
       Market Price of Issuer's
       Stock During the Periods          182,069         280,720
                                     -----------     -----------
  5.  Weighted Average Common Shares
       and Common Equivalent Shares
       Outstanding                    23,316,426      23,720,187
                                     ===========     ===========
  6.  Net Income Per Share
       (Item 1 Divided by Item 5)    $      0.80     $      0.58
                                     ===========     ===========
FULLY DILUTED:
  1.  Net Income                     $18,568,000     $13,709,000
  2.  Weighted Average Common
        Shares Outstanding            23,134,357      23,072,742
  3.  Incremental Shares Relating
        to $.56 Convertible
        Preference Shares                      -         366,725
  4.  Incremental Shares Under
        Stock Options Computed
        Under the Treasury Stock
        Method Using the Higher
        of the Average or Ending
        Market Price of Issuer's
        Stock at the End of the
        Periods                          190,965         280,978
                                     -----------     -----------
  5.  Weighted Average Common
        Shares and Common
        Equivalent Shares             23,325,322      23,720,445
                                     ===========     ===========
  6.  Net Income Per Share
        (Item 1 Divided by Item 5)   $      0.80     $      0.58
                                     ===========     ===========